Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
PetroShare Corp.

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated July 2, 2014, relating to the financial statements of PetroShare Corp. including the balance sheets as of December 31, 2012 and 2013, and the related statements of operations, shareholders' equity, and cash flows for the period from September 4, 2012 (inception) to December 31, 2012, for the year ended as of December 31, 2013, and the period from September 4, 2012 (inception) to December 31, 2013 , which are contained in such Registration Statement, and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ StarkSchenkein, LLP
StarkSchenkein, LLP
Denver, Colorado
December 17, 2014

3600 South Yosemite Street | Suite 600 | Denver, CO 80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International